UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 2, 2018
Symantec Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02. Results of Operations and Financial Condition
On August 2, 2018, Symantec Corporation (the “Company”) issued a press release announcing financial results for the first quarter ended June 29, 2018. The Company also posted to its website supplemental financial information. A copy of the press release is furnished as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in this Item 2.02, including Exhibit 99.01 hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02, including Exhibit 99.01 hereto, shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Item 8.01. Other Events
On August 2, 2018, the Company announced a set of cost reduction actions designed to eliminate redundancies and focus its resources on key strategic opportunities.  These actions include the Fiscal 2019 Restructuring Plan (the "Restructuring Plan”)  under which the Company will initiate targeted reductions of our global workforce of up to approximately 8%. The Company estimates that it will incur total costs in connection with the Restructuring Plan of approximately $50 million, primarily for severance and termination benefits which will consist of cash expenditures. The Company expects this Restructuring Plan to result in an estimated annualized total reduction in spending of approximately $115 million. These actions are expected to be completed in fiscal 2019.
Forward-Looking Statements: This report contains statements regarding the Company’s expected costs and cost savings relating to our 2019 restructuring plan and our projected financial and business results, which may be considered forward-looking within the meaning of the U.S. federal securities laws. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this report. Such risk factors include those related, but not limited, to:  our ability to continue to integrate and fully achieve the expected benefits from acquired businesses; general economic conditions; fluctuations and volatility in Symantec’s stock price; the ability of Symantec to successfully execute strategic plans; the ability to maintain customer and partner relationships; the ability of Symantec to achieve its cost and operating efficiency goals; the anticipated growth of certain market segments; Symantec’s sales pipeline and business strategy; fluctuations in tax rates and foreign currency exchange rates and the impact of the recently enacted tax reform legislation; the impact related to Symantec’s future adoption of the new revenue and other accounting standards; the timing and market acceptance of new product releases and upgrades; and the successful development of new products and the degree to which these products gain market acceptance. Other risks include, but are not limited to, risks relating to the ongoing internal investigation by the Audit Committee, including: (i) the risk that the internal investigation may take longer to complete than expected (ii) the risk that the internal investigation identifies errors, which may be material, in the Company’s financial results, or impacts the timing of Company filings; and (iii) the risk of legal proceedings or government investigations relating to the subject of the internal investigation or related matters. Actual results may differ materially from those contained in the forward-looking statements in this report. Symantec assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Symantec’s most recent reports on Form 10-K and Form 10-Q filed with the SEC.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.01	Press release issued by Symantec Corporation entitled “Symantec Reports Fiscal First Quarter 2019 Results,” August 2, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: August 2, 2018	By:	/s/ Nicholas R. Noviello
Nicholas R. Noviello
Executive Vice President and Chief Financial Officer